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                                                                  EXHIBIT 10.17



                            J. D. EDWARDS & COMPANY

                      1992 NONQUALIFIED STOCK OPTION PLAN


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                            J. D. EDWARDS & COMPANY
                               1992 NONQUALIFIED
                               STOCK OPTION PLAN


                                   ARTICLE 1
                                    PURPOSE


         THIS 1992 NONQUALIFIED STOCK OPTION PLAN (the "Plan") was adopted by the Board and approved by the shareholders of J. D. EDWARDS & COMPANY, a Colorado corporation, (the "Company") in order that selected persons who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to its success may be given an inducement to acquire a proprietary interest in the Company, to gain an added incentive to advance the interests of the Company, and to remain affiliated with the Company. Accordingly, the Company will offer to sell shares of Common Stock as provided in this Plan to such individuals as are designated in accordance with the provisions of the Plan.

                                   ARTICLE 2
                                  DEFINITIONS

         .1  "Board" means the board of directors of the Company.

         .2  "Code" means the Internal Revenue Code of 1986, as amended.

         .3 "Common Stock" means authorized but unissued shares or treasury shares, or any combination thereof, of Common Stock, ($.01 par value each), of the Company, and includes Common Stock to be issued as outstanding shares pursuant to exercise of a stock option.

         .4 "Disinterested Person" means a director who qualifies as a disinterested person for purposes of disinterested administration pursuant to Rule 16b-3 as in effect with respect to the Plan from time to time.

         .5 "Fair Market Value" of a share of Common Stock on any date shall mean the price determined under Article 5.1.

         .6 "Grant Date" means the date and time when Common Stock is offered for sale to an Optionee under a Stock Option, as determined under Article 6.3 hereof.

         .7 "Option Stock" or "Optioned Stock" means shares of Common Stock for which options to purchase have been granted under the Plan.

         .8 "Plan" means any reference to this J. D. Edwards & Company 1992 Nonqualified Stock Option Plan, as it may be amended.

         .9 "Optionee" means any individual (including any officer or any director who is an employee) or non-employee director, consultant or independent contractor of the Company) whose judgment, initiative, and continued efforts are expected to contribute to the successful conduct of the business of the Company,





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as determined by the Committee, and to whom the Committee has granted a Stock
Option.

         .10 "Stock Option" means the right granted under the Plan to an Optionee to acquire Common Stock pursuant to the Optionee's Stock Option Agreement.

         .11 "Stock Option Price" means the exercise price established by the Committee with respect to an Optionee's Stock Option.

         .12 "Stock Option Agreement" means the contract under which an Optionee is given the right to acquire Common Stock pursuant to this Plan.

         .13  "1933 Act" means the Securities Act of 1933, as amended.

         .14  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 3
                                   TAX STATUS

         .1 Tax Status. The Stock Options granted under this Plan are nonqualified stock options (that is, options that do not qualify as incentive stock options under the Code). Under current law, no federal income tax is payable upon the grant of a nonqualified option (unless the option itself has a readily ascertainable fair market value). However, compensation income is recognized on option exercise, measured by the excess of the fair market value of the stock acquired over the option price. An exception applies if the stock acquired is subject to a substantial risk of forfeiture (for example, if ownership of the stock is conditioned upon the future performance of substantial services). If the exception applies, the taxable event is deferred until the forfeiture risk disappears. Optionees are urged to consult with their own tax advisors with respect to the federal and state income taxation of the grant, exercise and disposition of Common Stock pursuant to a Stock Option.

         .2 Interpretation. This Plan, and all questions arising under it (including any Stock Option Agreement), shall be interpreted and answered in the manner consistent with the Code and applicable United States of America Treasury Department Regulations ("Treasury Regulations") relating to nonqualified stock options. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated thereunder ("Rule 16b-3") or its successors. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE 4
                                 ADMINISTRATION

         .1 Committee. The Plan shall be administered by a committee of three or more directors each of whom is a Disinterested Person (the "Committee") appointed by the Board.

         .2 Authority of Committee. Subject to further direction from the Board, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Plan, or in order to conform to any regulation or to any change in any





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law or regulation applicable thereto.  In addition, the Committee is authorized to:

                 (a)  direct the grant of Stock Options;

                 (b) determine the identity of individuals who shall be granted Stock Options, and the number of shares of Common Stock to be covered by such Stock Options;

                 (c) determine the Fair Market Value of the Option Stock covered by each Stock Option and the Stock Option Price;

                 (d) determine the nature and amount of consideration for the Option Stock;

                 (e) determine the manner and the times at which the Stock Options shall be exercisable, including the discretion to accelerate the time of the exercise of such Stock Options;

                 (f) determine other conditions and limitations, if any, on each Stock Option granted under the Plan (which need not be identical, but which shall comply with the terms of this Plan);

                 (g) prescribe the form or forms of the instruments evidencing the Stock Options and any restrictions imposed on the Option Stock and of any other instruments required under the Plan and to change such forms from time to time;

                 (h) waive compliance (either generally or in any one or more particular instances) by an Optionee with the requirements of any rule or regulation with respect to a Stock Option, subject to the Plan provisions or other applicable requirements;

                 (i) establish restrictions on transfer and waive any restrictions imposed with respect to the transferability of shares acquired by the exercise of Stock Options; and

                 (j) decide all questions and settle all controversies and disputes which may arise in connection with this Plan.

         .3 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Optionees, the Company, and all other interested persons.

         .4 Indemnification. In addition to any other rights of indemnification, each Committee member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Plan and any Stock Option granted under it and the Company shall pay for or reimburse the reasonable expenses incurred by a Committee member who is a party to a proceeding in advance of the final disposition of the proceeding to the full extent and as provided in the Colorado Corporation Code. This indemnification shall further extend to all amounts paid by any Committee member either in a settlement approved by independent legal counsel selected by the Committee or pursuant to a judgment in any such action, suit or proceeding, provided that the Committee member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Committee under this Plan may be taken without notice or meeting if the action is evidenced





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by a writing signed by all members of the Committee.  This Article shall not be interpreted to limit in any manner any indemnification the Company may be required to pay pursuant to the Colorado Corporation Code, any court order, or any contract, resolution or other commitment which is legally valid.

                                   ARTICLE 5
                               FAIR MARKET VALUE

         .1 Determination. Any Stock Option granted under this Plan must set forth a Stock Option price not less than the percentage of Fair Market Value specified in Article 2.11. Fair Market Value also has relevance in determining the amount of compensation income recognized by an Optionee. In making the determination of Fair Market Value with respect to a share of Common Stock, the provisions of Article 5.2 shall apply if there is no established market in which the Common Stock is traded and the provisions of Article 5.3 shall apply if there is an established market in which the Common Stock is traded.

         .2 No Market. If there is no established market in which the Common Stock is traded, the Committee may use any reasonable valuation method to make a good faith determination of Fair Market Value. The objective shall be to set the value at the price at which a share of Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts, determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         .3 Established Market. If there is an established market in which the Common Stock is traded (whether on a national or regional stock exchange, including the National Association of Securities Dealers, Inc. Automated Quotation System, or in an over-the-counter market), the Fair Market Value of a share of Common Stock shall be the mean between the highest and lowest selling prices on the Grant Date as quoted in a composite listing selected by the Committee. If no sales occurred on the Grant Date, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices on such date. If such price information is not available for the Grant Date, the relevant date shall be the next preceding trading day on which a quotation of selling prices or bid and asked prices was available.

                                   ARTICLE 6
        PARTICIPATION, STOCK OPTION PRICE, AND STOCK OPTION LIMITATIONS

         .1 Stock Subject to Plan. Subject to adjustment for capital changes under Article 8, the number of shares available for issue under this Plan shall not exceed __________ shares of Common Stock. All shares for which a Stock Option is granted under this Plan, which for any reason are not exercised prior to Stock Option expiration, or which are otherwise cancelled or forfeited, shall be available for the granting of further Stock Options under this Plan.

         .2 Participation. Grants of Stock Options may be made to any individual as determined by the Committee except that no Stock Option may be granted under this Plan to a member of the Committee or during the year prior to service on the Committee, to a person designated to serve on the Committee. In determining Optionees in its discretion, the Committee shall consider granting Stock Options to those individuals whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the Company's business. Individuals who have been granted Stock Options may, if otherwise eligible, be granted additional Stock Options.

         .3 Grant Date of Stock Option. The Grant Date of a Stock Option under the Plan shall be the date





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on which the Committee makes the determination granting such Stock Option, or the date of shareholder approval of the Plan if later, and no grant shall be deemed effective prior to such date. If the Committee specifically determines that the Common Stock shall be offered to an Optionee at a date and time subsequent to Committee and shareholder approval or if there is an unreasonable delay in giving notice of the grant of a Stock Option to the Optionee, the Grant Date shall be the date of the offer to the Optionee.

         .4 Notice. Notice of the grant of a Stock Option shall be given to the Optionee within a reasonable time.

         .5 Agreement. Each Stock Option shall be evidenced by a written Stock Option Agreement, signed on behalf of the Company containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan. If the Optionee fails to sign and deliver an original of the Stock Option Agreement to the Company within thirty (30) days after such agreement has been delivered to the Optionee, the Stock Option granted by such Stock Option Agreement shall automatically terminate at the end of such thirty-day period (unless the Committee otherwise determines).

         .6 Period of Grant. No Stock Option shall be granted under this Plan after ten years after the date this Plan is adopted by the Board or approved by the shareholders of the Company (whichever is earlier). Stock Options outstanding ten years or more after the effective date of the Plan shall continue to be governed by the provisions of this Plan.

         .7 Other Limitations. The Committee may impose such other limitations upon the exercise of a Stock Option as the Committee shall deem appropriate, in its discretion, including but not limited to Stock Option vesting provisions, period for exercise of Stock Options, limitations on transferability of Stock Options, and manner of exercise of Stock Options, and any such limitations shall be provided in the Stock Option Agreement between the Company and an Optionee.

                                   ARTICLE 7
                           EXERCISE OF STOCK OPTIONS

         .1 Time of Exercise. Stock Options granted under this Plan shall be exercisable at any time or times within the period prescribed in the Stock Option Agreement, as determined by the Committee, (and in no event shall be exercisable after ten years after the Grant Date), unless such Stock Option is terminated earlier, as provided in this Plan. The provisions on exercise of the Stock Option, including any provision on earlier termination, shall be as determined by the Committee. If any Stock Option is not exercised during the applicable exercise period, it shall be deemed to have been forfeited as of the expiration of such period and shall be of no further force or effect.

         .2 Manner of Exercise. Each exercise of a Stock Option, in whole or in part, shall be made by the Optionee's delivery of written notice of such exercise to the Company. Such notice shall be signed by the Optionee and shall set forth the number of shares of Option Stock with respect to which the Stock Option is being exercised and the Company's offer accepted, and shall specify the date on which payment will be made. The date of payment shall be at least five (5), but not more than thirty (30), days after the giving of such notice unless an earlier date shall have been agreed upon by the Optionee and the Company.

         .3 Enforceable Contract. The Optionee's written notice of exercise shall constitute the Optionee's acceptance of the Company's offer under this Plan, and shall create personal liability on the Optionee with respect to such person's contractual promise. Upon such acceptance by the Optionee, all legal remedies to





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enforce such contractual promise shall be available to both the Company and the
Optionee, including rights to damages or specific performance.

         .4 Closing. On the date specified in the notice of exercise and conditioned upon the Optionee's payment of the Stock Option Price for all Common Stock being acquired, the Company shall deliver (or cause to be delivered) to the Optionee, or designee, one or more stock certificates for the number of shares of Option Stock with respect to which the Stock Option is being exercised and, if deemed necessary by counsel to the Company, bearing a legend to evidence any commitments given or restrictions imposed. The Stock Option Price shall be paid as provided in the Stock Option Agreement. (This event is referred to as the "Closing.") The shares issued upon exercise of a Stock Option shall be issued fully paid, non-assessable and shall be registered in the name of the Optionee or pursuant to his direction. The Stock Option shall continue with respect to any remaining shares subject to the Stock Option as to which exercise and payment has not yet been made, subject to the terms of the applicable Stock Option Agreement.

         .5  Stock Issuance and Payment.

         (a) Issuance. The Company shall not be obligated to deliver any Optioned Stock unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with the issuance and delivery of such stock have been approved by the Company's counsel. Without limitation, the Committee may require from the Optionee such investment representation or other agreement as the Company's counsel may consider necessary or desirable in order to comply with the 1933 Act and any state securities law. In addition, the Committee may require that the Optionee agree that any sale of the Common Stock obtained by exercise of a Stock Option will be made only in such manner as is permitted by the Committee, and that the Optionee will notify the Company when such person makes any disposition of the Common Stock (whether by sale, gift or otherwise). The Company shall use its best efforts to effect any such compliance, and the Optionee shall take any such action reasonably requested by the Committee.

         (b) Payment in Cash. Unless the Stock Option Agreement otherwise provides, or unless the Committee otherwise determines, the acquisition price shall be paid by the Optionee in cash, by personal check or at the Committee's discretion by bank cashier's check or certified check, in all cases in funds immediately available in Denver, Colorado.

         (c) Payment in Shares. The Committee, in its sole discretion and pursuant to such terms and conditions as it determines, may permit an Optionee to surrender to the Company shares of Common Stock previously acquired by the Optionee as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

         (d) Cashless Exercise. Payment may be made through delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds of the Common Stock required to pay the Stock Option Price.

         .6  Employment Termination.

         (a) General. If an Optionee's employment with the Company shall terminate for any reason other than the Optionee's disability, any Stock Option then held by the Optionee, to the extent then exercisable under the applicable Stock Option Agreement, shall remain exercisable for one month after such





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termination of employment or for a lesser period of time as specified in the applicable Stock Option Agreement.

         (b) Death. In the event of Optionee's death, the limitation imposed by Section 7.6(a) is waived and exercise of the Stock Option may be made by the deceased Optionee's personal representative, administrator or other person who acquired the Option by bequest, inheritance or under the laws of descent and distribution by reason of the Optionee's death (and any reference in this Plan to the Optionee shall be a reference to such person). Any exercise of this Stock Option after the Optionee's death shall be accompanied by letters testamentary or other proof, satisfactory to the Company, of such personal representative's (or other person's) right to exercise the Stock Option.

         (c) Disability. If an Optionee's employment with the Company shall terminate because of the disability of the Optionee, any Stock Option then held by the Optionee, to the extent then exercisable under the applicable Stock Option Agreement, shall remain exercisable for one year after the date of such termination of employment because of the Optionee's disability or for a lesser period of time as specified in the applicable Stock Option Agreement.

         .7 Leave of Absence. For purposes of this Plan, employment of an Optionee shall be treated as continuing intact while such person is on sick leave, military leave or other bona fide leave of absence if the period of such leave does not exceed one hundred eighty (180) days. If such person's leave exceeds one hundred eighty (180) days, employment shall be treated as terminated for purposes of this Plan on the one hundredth eighty-first day of such leave unless such person's right of continued employment is guaranteed either by statute or contract.

         .8 Re-load Option. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce Optionees to retain ownership of shares in the Company, the Committee shall have the authority (but not an obligation) to include within any Stock Option Agreement a provision entitling the Optionee to a further option (a "Re-load Option") in the event the Optionee exercises the option evidenced by the Stock Option Agreement, in whole or in part, by surrendering other shares of the Company in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-load Option shall be for a number of shares equal to the number of surrendered shares, shall become exercisable in the event the purchased shares are held for a minimum period of time not less than three (3) years, and shall be subject to such other terms and conditions as the Committee may determine.

         .9 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by an Optionee shall not thereafter be eligible for a purchase by the Optionee but may be made subject to Stock Options granted to other Optionees.

                                   ARTICLE 8
                                CAPITAL CHANGES

         .1 Stock Changes. In the event of a change to the shares of Common Stock by reason of recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, appropriate adjustments shall be made in:

                 (a) the number of shares of Common Stock theretofore made subject to Stock Options and in the purchase price of said shares; and





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                 (b)  the aggregate number of shares which may be made subject to Stock Options.

         Such adjustment shall be made by the Committee, in its sole discretion. If any of the foregoing adjustment shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

         .2 Acquisition Event. As used in Article 8.3, "Acquisition Event" means:

         (a) any merger or consolidation of the Company with one or more other corporations, whether or not the Company is the surviving corporation;

         (b) any sale or other disposition of all or substantially all of the assets of the Company pursuant to a plan which provides for the liquidation of the Company;

         (c) any exchange by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock for securities issued by another entity, or in whole or in part for cash or other property, pursuant to a plan of exchange approved by the holders of a majority of such outstanding shares;

         (d) a change in the majority of the members of the Board other than by voluntary resignation; or

         (e) any transaction to which Code Section 424(a) applies and to which the Company is a party.

         .3 Substitution or Cancellation Upon Acquisition. In connection with any Acquisition Event and upon such terms and conditions as the Committee may establish:

                 (a) The Optionee may be given the opportunity to make a final settlement for the entire unexercised portion of any Stock Option granted under this Plan, including any portion not then currently exercisable, in any one or more of the following manners:

                          (1)  Surrender such unexercised portion for
                 cancellation in exchange for the payment in cash of an amount not less than the difference between the value per share of Common Stock as measured by the value to be received by the holders of the outstanding shares of Common Stock pursuant to the terms of the Acquisition Event, as determined by the Committee in its discretion, and the Stock Option Price at which such Stock Option is or would become exercisable, multiplied by the number of share represented by such unexercised portion.

                          (2) Exercise such Stock Option, including any portion not then otherwise currently exercisable, prior to the Acquisition Event so that the Optionee would be entitled, with respect to shares thereby acquired, to participate in the Acquisition Event as a holder of Common Stock.

                          (3) Surrender such Stock Option for cancellation in exchange for a substitute Stock Option, providing substantially equal benefits are granted or are to be granted by an employer corporation, or a parent or subsidiary of such an employer corporation, which corporation after the Acquisition Event, is expected to continue to conduct substantially the same business as that acquired from the Company pursuant to the Acquisition Event.





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         If the Optionee is given one or more of such opportunities with respect to the entire unexercised portion of any Stock Option granted under this Plan, the Stock Option may be cancelled by the Company upon the occurrence of the Acquisition Event and thereafter the Optionee will be entitled only to receive the appropriate benefit pursuant to clause (1), (2) or (3) above, whichever may be applicable.

         The provisions of this Article are not intended to be exclusive of any other arrangements that the Committee might approve for settlement of all outstanding Stock Options in connection with an Acquisition Event or otherwise.

                                   ARTICLE 9
                               GENERAL PROVISIONS

         .1 Section 83(b) Election. Whenever shares of Common Stock transferred to an Optionee are subject to a substantial risk of forfeiture (as that term is defined under Section 83 of the Code and applicable Treasury Regulations), the Optionee may elect under Section 83(b) of the Code to include in gross income (as compensation) the excess, if any, of the Fair Market Value of such Stock over the Stock Option Price. If this Section 83(b) election is made, no compensation income is subsequently recognized when the risk of forfeiture lapses. Any Optionee who makes a Section 83(b) election shall give timely notice to the Company of the statement required by the Treasury Regulations under Section 83 of the Code.

         .2 Withholding. Whenever compensation income is recognized by an Optionee with respect to a Stock Option, the Company may require (as a condition of Option exercise) the Optionee to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company is required to withhold with respect to the issuance of such Common Stock. To the extent the required withholding tax payment is not timely made by the Optionee, the Company may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Committee determines.

         .3 Parent and Subsidiary. Any reference to the Company includes its parent or a subsidiary corporation as defined in Section 422 of the Code. At the effective date of this Plan, the Code provides that [a] the term "parent corporation" means any corporation (other than the employer corporation if, at the time of the granting of the option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and [b] the term "subsidiary corporation" means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         .4 Disability. In determining whether an Optionee is disabled, the definition specified in Section 422 of the Code shall apply. At the effective date of the Plan, the Code provides that an Optionee is disabled if such person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A person shall not be considered to be disabled unless such person furnishes proof of the existence of such disability in such form and manner, and at such times, as may be required by the Code, and applicable Treasury Regulations.

         .5 No Contract of Employment. Nothing in this plan shall confer upon the Optionee the right to





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continue in the employ of the Company, nor shall it interfere in any way with the right of the Company to discharge the Optionee at any time for any reason whatsoever, with or without cause. Neither the existence of the Plan nor the grant of any Stock Option hereunder shall be taken into account in determining any damages to which an Optionee may be entitled upon his or her termination of employment.

         .6 No Rights as a Shareholder. Prior to exercise of the Stock Option and the transfer of Common Stock to such Optionee, an Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to Stock Options granted under this Plan. Except as provided in Article 8, no adjustment shall be made in the number of shares of Common Stock issued to an Optionee, or in any other rights of the Optionee upon exercise of a Stock Option by reason of any dividend, distribution, or other right granted to shareholders for which the record date is prior to the date of exercise of the Optionee's Stock Option.

         .7 Transferability, Restrictions. No Stock Option, Option Stock, nor any other rights acquired by an Optionee under this Plan, shall be assignable or transferable by an Optionee, other than by will or the laws of descent and distribution, and are exercisable, during his or her lifetime, only by the Optionee. In the event of the Optionee's death, the Stock Option may be exercised only as provided in Article 7.6(b). Any such assignments, transfer, pledge, hypothecation or other disposition of any Stock Option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon a Stock Option will be without effect, and the Committee may, in its discretion, upon the occurrence of such an event, terminate the Stock Option.

         .8 Delivery. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission), and shall be deemed delivered the third day following mailing by U.S. certified mail, postage prepaid, return receipt requested, addressed to the recipient's then current mailing address. Any corporate officer or other authorized agent may receipt for any notice or document on behalf of the Company.

         .9 Amendment. Subject to shareholder approval if required by Article 9.10, the Board may from time to time alter, amend, suspend or discontinue this Plan. However, no such action shall adversely affect the rights and obligations with respect to Stock Options which are then outstanding under this Plan.

         .10 Shareholder Approval. This Plan shall become effective only if approved by the Company's shareholders in the manner required by its articles of incorporation and bylaws and the Colorado Corporation Code, and in compliance with Rule 16b-3(b). In addition, the requisite shareholder approval shall be obtained for any amendment of this Plan for which such approval is required in order to remain in compliance with Rule 16b-3(b).





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
                                                                                        Thursday, June 26, 1997  4:20pm

                                       SHERMAN & HOWARD WORDPERFECT 5.0 WORK ORDER
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DEPARTMENT                BUSINESS                               copy to --)
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CLIENT/MATTER #          48721.000                               copy to --)
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LAWYER                   GRISSOMG                                copy to --)
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DOCUMENT NAME            NONQUAL4.SOP                            copy to --)
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NEW DOCUMENT [ ]                     or            EXISTING DOCUMENT [X]

DATE & TIME IN:                  Time:             DATE & TIME NEEDED:                 Time:
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RETURN HARD COPY TO:      Name:                                                      Ext:
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RETURN DISKETTE TO:       Name:                                                      Ext:
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SPECIAL INSTRUCTIONS:
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FINAL PAPER SIZE:                                         Letter [ ]          Legal [ ]          Letterhead [ ]

FINAL SPACING:                                                 1 [ ]            1.5 [ ]                   2 [ ]

JUSTIFY:                                                     YES [ ]

PRINT WITH REDLINING:                                        YES [ ]                           DO NOT PRINT [ ]

DISKETTE SIZE:                                              3.5" [ ]                                  5.25" [ ]

DEFAULT FONT:                                     DUTCH 11.50 PT [ ]                          COURIER 12 PT [ ]

DEFAULT PRINTER:                                      LASERJET + [ ]                    LASERJET SERIES II [ ]

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                                                     For WP Use Only
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Operator(s):
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Comments:
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